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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-64238, 333-63950, 333-44852, 333-87759,
333-62437, 333-11577, 333-96302, 333-81236, and 333-44336) and Form S-3 (No.'s
333-76544 and 333-32766) of our report dated February 21, 2003, with respect to the consolidated financial statements of Epimmune, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.




San Diego, California
March 26, 2003